                                                               EXHIBIT 99.2












                            CLIENTELE SOFTWARE, INC.

                            FINANCIAL STATEMENTS
                            AS OF DECEMBER 31, 1996 AND 1995
                            TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Stockholders of
Clientele Software, Inc.:

We have audited the accompanying balance sheets of Clientele Software, Inc. (an Oregon corporation) as of December 31, 1996 and 1995, and the related statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Clientele Software, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/ ARTHUR ANDERSEN LLP

Portland, Oregon,
March 6, 1997

                            CLIENTELE SOFTWARE, INC.

                BALANCE SHEETS - AS OF DECEMBER 31, 1996 AND 1995


                                                                  1996         1995
                                                               ----------    ----------
                                     ASSETS

CURRENT ASSETS:
  Cash                                                         $   12,055    $   18,411
  Accounts receivable, net of allowance for doubtful
    accounts of $38,760 in 1996 and $43,760 in 1995               620,875       691,891
  Prepaid expenses                                                 25,040        39,596
  Other current assets                                              1,937         3,912
                                                               ----------    ----------
          Total current assets                                    659,907       753,810

PROPERTY AND EQUIPMENT, net                                       248,285       351,637

OTHER NONCURRENT ASSETS                                            14,526        36,451
                                                               ----------    ----------
          Total assets                                         $  922,718    $1,141,898
                                                               ==========    ==========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Line of credit                                               $  215,000    $  280,000
  Accounts payable                                                145,178       115,448
  Accrued commissions and bonuses                                  29,572        73,022
  Other accrued liabilities                                       215,066       153,240
  Current portion of capitalized lease obligations                 55,805        94,815
  Deferred revenue                                                403,934       322,012
                                                               ----------    ----------
          Total current liabilities                             1,064,555     1,038,537

CAPITAL LEASE OBLIGATIONS, less current portion                    91,417       128,231

LOANS FROM STOCKHOLDERS                                           182,516       176,324
                                                               ----------    ----------
          Total liabilities                                     1,338,488     1,343,092

STOCKHOLDERS' DEFICIT:
  Preferred stock, no par value, 10,000,000 shares
    authorized, none issued and outstanding                            --            --
  Common stock, no par value, 40,000,000 shares
    authorized, 4,427,125 and 4,270,500 and shares
    issued and outstanding as of December 31, 1996
    and 1995, respectively                                         53,232        38,688
  Accumulated deficit                                            (469,002)     (239,882)
                                                               ----------    ----------
          Total stockholders' deficit                            (415,770)     (201,194)
                                                               ----------    ----------
          Total liabilities and stockholders' deficit          $  922,718    $1,141,898
                                                               ==========    ==========


        The accompanying notes are integral part of these balance sheets.

                            CLIENTELE SOFTWARE, INC.

                            STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995


                                                            1996             1995
                                                         -----------     -----------
REVENUES:
  License fees                                           $ 3,267,982     $ 2,955,268
  Services                                                   750,382         517,046
                                                         -----------     -----------
          Total revenues                                   4,018,364       3,472,314

COST OF REVENUES:
  License fees                                               363,293         263,971
  Services                                                   335,637         224,013
                                                         -----------     -----------
          Total cost of revenues                             698,930         487,984
                                                         -----------     -----------
          Gross margin                                     3,319,434       2,984,330

OPERATING EXPENSES:
  Sales                                                      844,570         892,458
  Marketing                                                  712,623         689,186
  Research and development                                   690,575         749,981
  General and administrative                               1,226,496         698,868
                                                         -----------     -----------
          Total operating expenses                         3,474,264       3,030,493
                                                         -----------     -----------
          Operating loss                                    (154,830)        (46,163)

INTEREST INCOME                                                  315             295

INTEREST EXPENSE                                             (74,605)        (33,627)
                                                         -----------     -----------
          Loss before provision for income taxes            (229,120)        (79,495)

PROVISION FOR INCOME TAXES                                        --              --
                                                         -----------     -----------
NET LOSS                                                 $  (229,120)    $   (79,495)
                                                         ===========     ===========


        The accompanying notes are an integral part of these statements.

                            CLIENTELE SOFTWARE, INC.

                       STATEMENTS OF STOCKHOLDERS' DEFICIT

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995



                                         Common Stock                          Total
                                    -------------------     Accumulated    Stockholders'
                                     Shares      Amount       Deficit         Deficit
                                    ---------   -------     -----------    -------------
BALANCE, December 31, 1994          4,255,500   $36,188      $(160,387)      $(124,199)

  Exercise of stock options            15,000     2,500             --           2,500

  Net loss                                 --        --        (79,495)        (79,495)
                                    ---------   -------      ---------       ---------
BALANCE, December 31, 1995          4,270,500    38,688       (239,882)       (201,194)

  Exercise of stock options           156,625    14,544             --          14,544

  Net loss                                 --        --       (229,120)       (229,120)
                                    ---------   -------      ---------       ---------
BALANCE, December 31, 1996          4,427,125   $53,232      $(469,002)      $(415,770)
                                    =========   =======      =========       =========


        The accompanying notes are an integral part of these statements.

                            CLIENTELE SOFTWARE, INC.

                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995



                                                                 1996         1995
                                                              ----------    ---------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                    $(229,120)    $ (79,495)
  Adjustments to reconcile net loss to net cash provided
    by (used in) operating activities-
      Depreciation and amortization                             122,326        67,374
      Provision for bad debts                                    29,683        18,760
      Loss on sale of equipment                                  10,027            --
  Changes in operating assets and liabilities-
    Decrease (increase) in accounts receivable                   41,333      (407,568)
    Decrease (increase) in prepaids and other                    38,456       (39,656)
    Increase in accounts payable                                 29,730        75,921
    (Decrease) increase in accrued commissions and bonuses      (43,450)       44,500
    Increase in other accrued liabilities and loans from
      stockholders                                               68,018       129,118
    Increase in deferred revenue                                 81,922       193,351
                                                              ---------     ---------
          Net cash provided by operating activities             148,925         2,305

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                           (20,866)      (89,623)
  Proceeds on sale of equipment                                  15,682            --
                                                              ---------     ---------
          Net cash used in investing activities                  (5,184)      (89,623)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net (payments) proceeds on line of credit                     (65,000)      145,000
  Repayments on capital lease obligations                       (99,641)      (55,541)
  Issuance of common stock                                       14,544         2,500
                                                              ---------     ---------
          Net cash (used in) provided by financing
            activities                                         (150,097)       91,959

NET (DECREASE) INCREASE IN CASH                                  (6,356)        4,641

CASH, beginning of year                                          18,411        13,770
                                                              ---------     ---------
CASH, end of year                                             $  12,055     $  18,411
                                                              =========     =========

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING
  ACTIVITIES:
    Equipment obtained under capital lease obligations        $  23,817     $ 180,702

SUPPLEMENTAL DISCLOSURE CASH FLOW ACTIVITY:
    Cash paid for interest                                    $  53,311     $  26,202


        The accompanying notes are an integral part of these statements.

                            CLIENTELE SOFTWARE, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1996 AND 1995


1.  THE COMPANY:
    ------------

Clientele Software, Inc. (the Company) was incorporated on December 4, 1995. The Company was formerly called AnswerSet Corporation which had an incorporation date of September 1, 1990. In January 1996, all of the assets and liabilities of AnswerSet Corporation were merged into the Company. The Company develops customer interaction software for mid-sized enterprises operating in PC/LAN-based and client/server computing environments. The Company has experienced operating losses during the years ended December 31, 1996 and 1995. Significant ongoing expenditures will be necessary to implement the Company's business plan, including developing, maintaining and marketing its products. If the Company is unable to generate sufficient sales revenue, management may be required to curtail the Company's product development and other operations. It is management's opinion that the Company will have sufficient financial resources from operations to cover the cost of operations for the next year.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
    -------------------------------------------

Revenue Recognition
-------------------

The Company generates revenues from licensing the rights to use its software products. The Company also generates revenues from services such as postcontract support, consulting and training provided to customers who license its products.

Revenues from software license agreements are recognized upon shipment of the software. The software licenses include 90 days of postcontract support which is bundled with the license fee. The Company recognizes the postcontract support portion of license fees upon shipment of the product because the estimated cost of providing such support is deemed to be insignificant and collection is probable.

The Company sells one-year postcontract support at an additional cost. Revenues from these contracts are recognized ratably over the term of the support period. Revenues from consulting and training are recognized as services are performed.

Deferred revenue relates to contracts for postcontract support, training and consulting which has been paid for by the customers prior to the performance of those services.

Property and Equipment
----------------------

Property and equipment are recorded at cost. Property and equipment capitalized under capital leases are recorded at the present value of the minimum lease payments due over the lease term. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the related assets which range from three to five years.

Capitalized Software Development Costs
--------------------------------------

Research and development costs are generally charged to operations as incurred. Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company's product development process, technological feasibility is established upon completion of a working model. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have been insignificant. Through December 31, 1996, all software development costs have been expensed.

Advertising Costs
-----------------

The Company expenses advertising costs in the period the advertising takes place. Advertising costs included in prepaid expenses at December 31, 1996 and December 31, 1995 were $20,050 and $0, respectively. Amounts charged to advertising expense in 1996 and 1995 were $376,693 and $284,481, respectively.

Income Taxes
------------

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting For Income Taxes" (SFAS No. 109). This pronouncement requires deferred tax assets and liabilities to be valued using the enacted tax rates expected to be in effect when the temporary differences are recovered or settled.

As of December 31, 1996 and 1995, the Company had recorded total deferred tax assets of approximately $279,000 and $191,000, respectively, resulting primarily from net operating loss and research and development carryforwards and cash versus accrual basis of accounting. A valuation reserve has been recorded for the entire amount of the deferred tax assets as of December 31, 1996 as they do not satisfy the recognition criteria set forth in SFAS No. 109. Deferred tax liabilities for 1996 and 1995 were insignificant.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.  PROPERTY AND EQUIPMENT:
    -----------------------

Property and equipment consist of the following:


                                                                December 31,
                                                           ----------------------
                                                             1996          1995
                                                           --------      --------
Computer equipment                                        $ 313,488     $ 287,126
Furniture and other equipment                               183,251       203,938
                                                          ---------     ---------
                                                            496,739       491,064
Less- Accumulated depreciation and amortization            (248,454)     (139,427)
                                                          ---------     ---------
                                                          $ 248,285     $ 351,637
                                                          =========     =========

4.  LINE OF CREDIT:
    ---------------

The Company has a $400,000 revolving line of credit with a bank with interest at the bank's prime rate plus 2.5% (10.75% at December 31, 1996). The line is payable on demand and is secured by substantially all of the Company's assets and advances are limited to 70% of eligible accounts receivable. Under the terms of the agreement, the Company must maintain certain financial covenants. The Company was in compliance with all financial covenants at December 31, 1996.

5.  COMMITMENTS AND CAPITAL LEASE OBLIGATIONS:
    ------------------------------------------

The Company leases it's facility and certain equipment and furnishings under noncancelable capital and operating leases. Office and equipment rent expense under operating leases was $673,880 and $266,918 for the years ending December 31, 1996 and 1995, respectively.

Future minimum lease payments under the Company's capital and operating leases as of December 31, 1996 are as follows:


                                                 Capital        Operating
                                                 Leases           Leases
                                                --------        ----------
   1997                                         $ 74,500        $  672,097
   1998                                           46,972           697,598
   1999                                           38,245           674,055
   2000                                               --           666,727
   2001                                               --           116,857
Thereafter                                            --                --
                                                --------        ----------
          Total minimum lease payments           159,717        $2,827,334
                                                                ==========
Less- Amount representing interest                12,495
                                                --------
Present value of lease payments                  147,222
Less- Current portion                             55,805
                                                --------
Long-term portion                               $ 91,417
                                                ========


6.  STOCKHOLDER LOANS:
    ------------------

The Company has interest bearing and noninterest bearing stockholder loans outstanding at December 31, 1996 and 1995. The interest bearing loans are payable upon demand after December 31, 1997 and the noninterest bearing loans are due upon cessation of employment of the stockholders. The amounts outstanding under these loans at December 31, 1996 and 1995 are $182,516 and $176,324, respectively.

7.  STOCK OPTION PLANS:
    -------------------

The Company has a Stock Option Plan (the Option Plan) under which incentive and nonqualified stock options may be granted to its employees, officers, directors and others. Under the Option Plan, 2,000,000 shares of the Company's common stock have been reserved for issuance. As of December 31, 1996, 823,806 shares remained available for future grant. Generally, incentive stock options are granted at fair value and are subject to the employee's continued employment. Options granted under the Option Plan generally expire five years after the date of grant and generally vest over a four-year period.

During 1995, the Financial Accounting Standards Board issued SFAS 123 which defines a fair value based method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the method of accounting prescribed in APB 25. Entities electing to remain with the accounting in APB 25 must make pro forma disclosures of net income (loss) and, if presented, earnings (loss) per share, as if the fair value based method of accounting defined in the statement had been applied.

The Company has elected to account for its stock-based compensation plan under APB 25. However, the Company has computed, for pro forma disclosure purposes, the value of all options granted during 1996 and 1995 using the Black-Scholes option-pricing model as prescribed by SFAS 123, using the following weighted average assumptions for grants in 1996 and 1995:


Risk-free interest rate                                  6%
Expected dividend yield                                  0%
Expected life                                          5 years


The total value of options granted during 1996 and 1995 would be amortized on a pro forma basis over the vesting period of the options. Options generally vest equally over four years. If the Company had accounted for these plans in accordance with SFAS 123, the Company's net loss would have increased as reflected in the following pro forma amounts:


                                                    Year Ended
                                              ---------------------
                                                1996          1995
                                              --------      -------
Net loss:
  As reported                                 $(229,120)   $(79,495)
  Pro forma                                    (286,875)    (86,845)

The Company has not and does not currently contemplate any plans to issue equity instruments other than options to purchase Common Stock of the Company. A summary of the status of the Company's stock option plans and changes are presented in the following table:


                                                               Year Ended December 31,
                                                    -------------------------------------------
                                                          1996                    1995
                                                    -------------------   ---------------------
                                                               Weighted                Weighted
                                                               Average                 Average
                                                               Exercise                Exercise
                                                    Shares      Price       Shares      Price
                                                   ---------   --------     -------    --------
Options outstanding at beginning of year           1,033,500    $ .167      540,000     $ .115
Granted                                              779,162      .584      508,500       .223
Exercised                                           (156,625)    (.092)     (15,000)     (.167)
Canceled                                            (696,468)    (.214)          --         --
                                                   ---------    ------    ---------     ------
Options outstanding at end of year                   959,569    $ .484    1,033,500     $ .167
                                                   =========    ======    =========     ======

Exercisable at end of year                           345,944    $ .180      251,250     $ .090
                                                   =========    ======    =========     ======

Weighted average fair value of options granted                  $ .150                  $ .060
                                                                ======                  ======

The following table sets for the exercise price range, number of shares outstanding at December 31, 1996, weighted average remaining contractual life, weighted average exercise price, number of exercisable shares and weighted average exercise price of exercisable options by groups of similar price and grant date:


                                            Options Outstanding                       Options Exercisable
                              -------------------------------------------------     -------------------------
                                                     Weighted
                                                      Average         Weighted                       Weighted
                                 Outstanding         Remaining        Average                        Average
        Exercise                  Shares at         Contractual       Exercise       Exercisable     Exercise
      Price Range             December 31, 1996     Life (Years)       Price           Options        Price
     --------------           -----------------    --------------     --------       -----------     --------
   $   .083                        135,000             1.53            $ .083          108,750         $.083
       .167                        157,500             2.87              .167           78,750          .167
    .250 -  .280                   456,069             4.16              .251          158,444          .254
   1.430 - 1.500                   211,000             4.89             1.480               --            --


8.  401(K) RETIREMENT PLAN:
    -----------------------

The Company offers a 401(k) Retirement Plan (the 401(k) Plan). All employees who are 21 years of age or older are entitled to participate in the 401(k) Plan after completing 30 days of employment with the Company. Under the 401(k) Plan, eligible employees are entitled to make tax-deferred contributions and the Company may, at its discretion, make matching or discretionary contributions.

For the years ended December 31, 1996 and 1995, no matching or discretionary contributions were made by the Company to the 401(k) Plan.

9.  STOCK SPLIT:
    ------------

In February 1996, the Company effected a 3 for 1 stock split in the form of a dividend. As such, share information for all periods presented has been restated to reflect this split.


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